                      SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, DC 20549


                                   FORM 8-K


                          CURRENT REPORT PURSUANT TO
                          SECTION 13 OR 15(D) OF THE
                        SECURITIES EXCHANGE ACT OF 1934


     Date of report (Date of earliest event reported):  September 30, 1996
                                                        ------------------

                          Evergreen Media Corporation
                      -----------------------------------
                         (Exact Name of Registrant as
                             Specified in Charter)

                  Delaware                          75-2247099
               ---------------                  -------------------
               (State or Other                    (IRS Employer
               Jurisdiction of                  Identification No.)
               Incorporation)

                        433 East Las Colinas  Boulevard
                                  Suite 1130
                              Irving, Texas 75039
                       ----------------------------------
                             (Address of Principal
                              Executive Offices)


                                (972) 869-9020
                          --------------------------
                            (Registrant's telephone
                         number, including area code)

ITEM 5.   Other Events.
          -------------

          Financial Information for WDAS AM/FM (station owned and operated by
          -------------------------------------------------------------------
          Beasley FM Acquisition Corp.
          ----------------------------

          On September 19, 1996, Evergreen Media Corporation (the "Company") entered into an agreement to purchase from Beasley-FM Acquisition Corp. the assets used in the operation of WDAS AM/FM (station owned and operated by Beasley FM Acquisition Corp.), 1480 KHz and 105.3 MHz, Philadelphia, Pennsylvania, for a purchase price of $103 million. The Company hereby provides the following financial information, not otherwise called for by this form but of importance to securityholders, in regard to WDAS AM/FM (station owned and operated by Beasley FM Acquisition Corp.): (a) Independent Auditors' Report, included on page A-1 of this report and incorporated by reference herein; (b) Balance Sheets of WDAS AM/FM (station owned and operated by Beasley FM Acquisition Corp.) at December 31, 1995 and at June 30, 1996 (unaudited), included on page A-2 of this report and incorporated by reference herein; (c) Statements of Earnings and Station Equity of WDAS AM/FM (station owned and operated by Beasley FM Acquisition Corp.) for (i) the year ended December 31, 1995 and (ii) the six months ended June 30, 1995 and 1996 (unaudited), included on page A-3 of this report and incorporated by reference herein; (d) Statements of Cash Flows of WDAS AM/FM (station owned and operated by Beasley FM Acquisition Corp.) for (i) the year ended December 31, 1995 and (ii) the six months ended June 30, 1995 and 1996 (unaudited), included on page A-4 of this report and incorporated by reference herein; and (e) Notes to Financial Statements included on pages A-5 to A-8 of this report and incorporated by reference herein. The Company's Current Report on Form 8K dated September 20, 1996, contains certain pro forma financial information with respect to this acquisition and certain other pending transactions.

          Financial Information for KKSF FM/KDFC-FM and AM (A Division of the
          -------------------------------------------------------------------
          Brown Organization)
          -------------------

          On September 19, 1996, the Company entered into an agreement to purchase from the Brown Organization the assets used in the operation of KKSF-FM, 103.7 MHz and KDFC AM/FM, 1220 KHz and 102.1 MHz, San Francisco, California, for a purchase price of $115 million. The Company hereby provides the following financial information, not otherwise called for by this form but of importance to securityholders, in regard to KKSF FM/KDFC-FM and AM (A Division of the Brown Organization): (a) Independent Auditors' Report, included on page B-1 of this report and incorporated by reference herein; (b) Balance Sheets of KKSF FM/KDFC-FM and AM (A Division of the Brown Organization) at December 31, 1995 and at June 30, 1996 (unaudited), included on page B-2 of this report and incorporated by reference herein; (c) Statements of Operations and Division Equity of KKSF FM/KDFC-FM and AM (A Division of the Brown Organization) for (i) the year ended December 31, 1995 and (ii) the six months ended June 30, 1995 and 1996 (unaudited), included on page B-3 of this report and incorporated by reference herein; (d) Statements of Cash Flows of KKSF FM/KDFC-FM and AM (A Division of the Brown Organization) for (i) the year ended December 31, 1995 and (ii) the six months ended June 30, 1995 and 1996 (unaudited), included on page B-4 of this report and incorporated by reference herein; and (e) Notes to Financial Statements included on pages B-5 to B-9 of this report and incorporated by reference herein. The Company's Current Report on Form 8K dated September 20, 1996, contains certain pro forma financial information with respect to this acquisition and certain other pending transactions.

ITEM 7.   Financial Statements Pro Forma Financial Information and Exhibits.
          -------------------------------------------------------------------

     7(a) Financial Statements of Business to Be Acquired
          -----------------------------------------------

          The following information called for by Item 7(a) is included on pages A-1 through A-8 of this report and is incorporated herein by reference:

          (1)  Independent Auditors' Report;

          (2) Balance Sheet of WDAS AM/FM (station owned and operated by Beasley FM Acquisition Corp.) at December 31, 1995 and at June 30, 1996 (unaudited);

          (3) Statements of Earnings and Station Equity of WDAS AM/FM (station owned and operated by Beasley FM Acquisition Corp.) for (i) the year ended December 31, 1995 and (ii) the six months ended June 30, 1995 and 1996 (unaudited); and

          (4) Statements of Cash Flows of WDAS AM/FM (station owned and operated by Beasley FM Acquisition Corp.) for (i) the year ended December 31, 1995 and (ii) the six months ended June 30, 1995 and 1996 (unaudited);

          (5)  Notes to Financial Statements.

     7(a) Financial Statements of Business to Be Acquired
          -----------------------------------------------

          The following information called for by Item 7(a) is included on pages B-1 through B-9 of this report and is incorporated herein by reference:

          (1)  Independent Auditors' Report;

          (2) Balance Sheet of KKSF FM/KDFC-FM and AM (A Division of the Brown Organization) at December 31, 1995 and at June 30, 1996 (unaudited);

          (3) Statements of Operations and Division Equity of KKSF FM/KDFC-FM and AM (A Division of the Brown Organization) for (i) the year ended December 31, 1995 and (ii) the six months ended June 30, 1995 and 1996 (unaudited); and

          (4) Statements of Cash Flows of KKSF FM/KDFC-FM and AM (A Division of the Brown Organization) for (i) the year ended December 31, 1995 and (ii) the six months ended June 30, 1995 and 1996 (unaudited);

          (5)  Notes to Financial Statements.

     7(c) Exhibits
          --------

         **(2.26) Asset Purchase Agreement dated September 19, 1996 between Beasley-FM Acquisition Corp., WDAS License Limited Partnership and Evergreen Media Corporation of Los Angeles (See table of contents for list of omitted schedules and exhibits).

         **(2.27) Asset Purchase Agreement dated September 19, 1996 between The Brown Organization and Evergreen Media Corporation of Los Angeles (See List of Exhibits and Schedules for a list of omitted schedules and exhibits).

         **(23.1)   Consent of KPMG Peat Marwick LLP, independent accountants.

         **(23.2)   Consent of KPMG Peat Marwick LLP, independent accountants.
________________________________

**   Filed herewith.

                                   SIGNATURES


          Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                               Evergreen Media Corporation



                               By:   /s/ Matthew E. Devine
                                  -----------------------------
                                     Matthew E. Devine
                                     Chief Financial Officer



Date:  September 30, 1996

                         INDEPENDENT AUDITORS' REPORT
                         ----------------------------


The Board of Directors
Beasley FM Acquisition Corp.:


We have audited the accompanying balance sheet of WDAS-AM/FM (station owned and operated by Beasley FM Acquisition Corp.) as of December 31, 1995, and the related statements of earnings and station equity and cash flows for the year then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of WDAS-AM/FM as of December 31, 1995, and the results of its operations and its cash flows for the year then ended in conformity with generally accepted accounting principles.



                               KPMG Peat Marwick LLP



Saint Petersburg, Florida
March 29, 1996

                                   WDAS-AM/FM
                         (STATION OWNED AND OPERATED BY
                         BEASLEY FM ACQUISITION CORP.)

                                 Balance Sheets

                                 (In thousands)


                                                     DECEMBER 31,   JUNE 30,
               ASSETS                                   1995        1996
               ------                                ------------  ----------
                                                                   (Unaudited)
Current assets:
  Cash                                                  $     428       1,021
  Accounts receivable, less allowance for doubtful
   accounts of $158 in 1995                                 3,455       3,386
  Trade sales receivable                                      207         207
  Prepaid expense and other                                    54         251
                                                          -------      ------
          Total current assets                              4,144       4,865

Property and equipment, net (note 2)                        2,815       3,370
Notes receivable from related parties                         994       1,866
Intangibles, less accumulated amortization                 20,202      18,978
                                                          -------      ------
                                                          $28,155      29,079
                                                          =======      ======

LIABILITIES AND STATION EQUITY
- ------------------------------

Current liabilities:
  Current installments of long-term debt                  $   500       1,176
  Note payable to related party (note 5)                      638         252
  Accounts payable                                            536         174
  Accrued expenses                                            406         210
  Trade sales payable                                          38          37
                                                          -------      ------
          Total current liabilities                         2,118       1,849

Long-term debt, less current installments (note 3)            670         676
                                                          -------      ------
          Total liabilities                                 2,788       2,525

Station equity                                             25,367      26,554

Commitments and related party transactions
 (notes 4 and 5)
                                                          -------      ------
                                                          $28,155      29,079
                                                          =======      ======


See accompanying notes to financial statements.

                                  WDAS-AM/FM
                        (Station owned and operated by
                         Beasley FM Acquisition Corp.)

                   Statement of Earnings and Station Equity

                                (In thousands)


                                                             Six months ended
                                                Year ended   ------------------
                                               December 31,  June 30,  June 30,
                                                   1995         1995      1996
                                               ------------  --------  --------
                                                                (Unaudited)
Net revenues                                        $12,613     5,222     6,208
                                                    -------     -----    ------
Costs and expenses:
  Program and production                              1,596       796       870
  Technical                                             324       158       110
  Sales and advertising                               3,813     1,203     1,386
  General and administrative                          2,107       947       936
                                                    -------     -----    ------
                                                      7,840     3,104     3,302
                                                    -------     -----    ------
    Operating income, excluding items
        shown separately below                        4,773     2,118     2,906

Management fees (note 5)                                445       222       310
Depreciation and amortization                         2,640     1,270     1,308
Interest expense, net of interest income                 52        78        25
Other expense                                            25         -        56
                                                    -------     -----    ------
    Net income                                        1,611       548     1,207

Station equity, beginning of period                     388       388    25,367

Forgiveness of related party note payable
 (note 5)                                            23,800         -         -

Distributions                                          (432)        -       (20)
                                                    -------     -----    ------
Station equity, end of period                       $25,367       936    26,554
                                                    =======     =====    ======

See accompanying notes to financial statements.

                                  WDAS-AM/FM
                        (Station owned and operated by
                         Beasley FM Acquisition Corp.)

                            Statement of Cash Flows

                                (In thousands)

                                                             Six months ended
                                                Year ended   ------------------
                                               December 31,  June 30,  June 30,
                                                   1995         1995      1996
                                               ------------  --------  --------
                                                                (Unaudited)
Cash flows from operating activities:
  Net income                                       $  1,611       548     1,207
  Adjustments to reconcile net income to net
   cash provided by operating activities:
    Depreciation and amortization                     2,737     1,270     1,308
    Allowance for doubtful accounts                     108      (380)       (1)
    (Increase) decrease in receivables               (1,396)     (605)       69
    Increase in prepaid expense and other assets        (20)      349      (203)
    Increase (decrease) in accounts payable
     and accrued expenses                               110        50      (558)
                                                   --------    ------    ------
      Net cash provided by operating activities       3,150     1,232     1,822
                                                   --------    ------    ------

Cash flows from investing activities -
 Capital expenditures for property and equipment     (1,072)     (155)     (633)
                                                   --------    ------    ------
      Net cash used in investing activities          (1,072)     (155)     (633)
                                                   --------    ------    ------

Cash flows from financing activities:
  Proceeds from issuance of indebtedness                670         -       676
  Principal payments on indebtedness                     (8)   (1,851)     (670)
  Payment of loan fees                                  (11)        -         -
  Net change in borrowings to/from affiliates        (2,289)      439      (582)
  Capital distributions                                (432)        -       (20)
                                                   --------    ------    ------
      Net cash used in financing activities          (2,070)   (1,412)     (596)
                                                   --------    ------    ------
      Net increase (decrease) in cash                     8      (335)      593

Cash at beginning of period                             420       420       428
                                                   --------    ------    ------
Cash at end of period                              $    428        85     1,021
                                                   ========    ======    ======
Noncash transaction:
  Debt relieved through forgiveness of related
   party note payable                              $(23,800)        -         -
                                                   ========    ======    ======


See accompanying notes to financial statements.

                                  WDAS-AM/FM
                        (Station owned and operated by
                         Beasley FM Acquisition Corp.)

                         Notes to Financial Statements

                               December 31, 1995

                                (In thousands)



(1)  Organization and Summary of Significant Accounting Policies

     (a)  Organization

          WDAS-AM/FM is a radio station operating in Philadelphia, Pennsylvania. The assets, liabilities and operations of WDAS-AM/FM are part of Beasley FM Acquisition Corp. (BFMA). These financial statements reflect only the assets, liabilities and operations relating to radio station WDAS-AM/FM and are not representative of the financial statements of BFMA.

     (b)  Property and Equipment

          Property and equipment are stated at cost. Depreciation is calculated using the straight-line method over the estimated lives of the assets, which range from 5 to 31 years.

     (c)  Intangibles

          Intangibles consist primarily of FCC licenses, which are amortized straight-line over ten years. Other intangibles are amortized straight-line over 5 to 10 years.

     (d)  Barter Transactions

          Trade sales are recorded at the fair value of the products or services received. Products and services received and expensed totaled approximately $825 for the year ended December 31, 1995.

     (e)  Income Taxes

          BFMA has elected to be treated as an "S" Corporation under provisions of the Internal Revenue Code. Under this corporate status, the stockholders of BFMA are individually responsible for reporting their share of taxable income or loss. Accordingly, no provision for federal or state income taxes has been reflected in the accompanying financial statements.

     (f)  Use of Estimates

          The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements, and the reported amount of revenues and expenses during the reporting period. Actual results could differ from these estimates. To the extent management's estimates prove to be incorrect, financial results for future periods may be adversely affected.

                                                                     (Continued)

                                  WDAS-AM/FM
                        (Station owned and operated by
                         Beasley FM Acquisition Corp.)

                         Notes to Financial Statements



     (g)  Interim Financial Statements

          In the opinion of management, the accompanying unaudited interim financial statements contain all adjustments, consisting of normal recurring accruals, necessary to present fairly the financial position, results of operations, and cash flows of the Company as of June 30, 1996 and for the six month periods ended June 30, 1995 and 1996.

(2)  Property and Equipment

     Property and equipment, at cost, is comprised of the following at December 31, 1995:


                Land, buildings, and improvements    $1,941
                Broadcast equipment                     960
                Office equipment and other              231
                Transportation equipment                 53
                                                     ------
                                                      3,185
                Less accumulated depreciation          (370)
                                                     ------
                                                     $2,815
                                                     ======

(3)  Long-Term Debt

     Current installments of long-term debt consist of a $500 non-interest bearing note payable, which is due upon seller's perfection of an easement relating to the Company's purchase of WDAS-AM/FM.

     BFMA and six affiliates (the Group) refinanced their existing note payable agreement, which included a $27,600 term loan and a $26,000 revolving credit loan, on December 21, 1995. Under terms of the new agreement, the Group was provided a revolving credit loan with an initial maximum commitment of $70,000. (The maximum commitment may be subsequently increased to $100,000 subject to additional lenders becoming party to the agreement.) The Group's borrowings under the revolving credit loan totaled $58,477 at December 31, 1995, of which $670 was allocated to WDAS-AM/FM. The loan bears interest at either the base rate or LIBOR plus a margin which is determined by the Group's debt to cash flow ratio. The base rate is equal to the higher of the prime rate or the overnight federal funds effective rate plus 0.5%. At December 31, 1995, the revolving credit loan carried interest at 7.625%. Interest is generally payable quarterly. The Group has entered into interest rate hedge agreements as discussed in note 6.

                                                                     (Continued)

                                  WDAS-AM/FM
                        (Station owned and operated by
                         Beasley FM Acquisition Corp.)

                         Notes to Financial Statements



     The amount available under the Group's revolving credit loan will be reduced quarterly beginning September 30, 1997 through its maturity on December 31, 2003. Reductions in the maximum availability on the revolving credit loan total $9,450 in each of the years 1997 through 2001 and $10,850 in 2002. The loan agreement includes restrictive covenants and requires the Group to maintain certain financial ratios. The loans are secured by the common stock and substantially all assets of the Group.

     Annual maturities on the Group's revolving credit loan for the next five years are as follows:


                                                   Debt
                                                maturities
                                                ----------

                1996                               $   -
                1997                                   -
                1998                                 7,377
                1999                                 9,450
                2000                                 9,450
              Thereafter                            32,200
                                                   -------
              Total                                $58,477
                                                   =======

     WDAS-AM/FM paid interest of approximately $52 in 1995.


(4)  Commitments

     WDAS-AM/FM leases facilities under a 10-year operating lease which expires in July 2004. WDAS-AM/FM also leases a tower under an operating lease which expires January 1997, and certain other office equipment on a month-to-month basis. Lease expense for 1995 was approximately $135. Future minimum lease payments by year are summarized as follows:

                1996                                    $196
                1997                                     158
                                                        ----
                                                        $354
                                                        ====

(5)  Related Party Transactions

     The Company has a management agreement with Beasley Management Company, an affiliate of the Company's principal stockholder. For the year ended December 31, 1995, management fee expense under the agreement was $445.

                                                                     (Continued)

                                  WDAS-AM/FM
                        (Station owned and operated by
                         Beasley FM Acquisition Corp.)

                         Notes to Financial Statements



     The notes receivable (payable) from (to) related parties are non-interest bearing and are due on demand. A note payable to related party of $23,800 was forgiven in 1995.


(6)  Financial Instruments

     WDAS-AM/FM's significant financial instruments and the methods used to estimate their fair values are as follows:

     Revolving credit loan - The fair value approximates carrying value due to the loan being refinanced on December 21, 1995 and the interest rate being based on current market rates.

     Interest rate swap and cap agreements - The Group entered into an interest rate swap agreement with a notional amount of $10,000 and two interest rate cap agreements with notional amounts totaling $20,000 to act as a hedge by reducing the potential impact of increases in interest rates on the revolving credit loan. These agreements expire in October 1996. The Group is exposed to credit loss in the event of nonperformance by the other parties to the agreements. The Group, however, does not anticipate nonperformance by the counterparties. The fair value of the Group's interest rate swap agreement is estimated using the difference between the present value of discounted cash flows using the base rate stated in the swap agreement (6.945%) and the present value of discounted cash flows using the LIBOR rate at December 31, 1995. The fair value of the Group's interest rate cap agreements, which establish a maximum base rate of 7%, is estimated based on amounts the Group would expect to receive or pay to terminate the agreements. The carrying amounts and fair values of the Group's interest rate swap and cap agreements at December 31, 1995 are as follows:

                                                Carrying    Fair value
                                                 amount    (a liability)
                                                ________   -------------
        Interest rate swap agreement                   -          $(86)
        Interest rate cap agreements                   -             -

(7)  Events (Unaudited) Subsequent to the
     Date of the Independent Auditors' Report

     On August 20, 1996, a settlement was signed with regard to the responsibility for obtaining the easement related to WDAS-AM/FM (see note
     3). The settlement reduces the Company's obligation on the note payable to the seller from $500 to $150 and releases the seller from all obligations to perfect such easement. The $150 was paid by WDAS-AM/FM in August 1996.

     The Group refinanced its long-term debt (note see note 3) on June 24, 1996. The terms of the new agreement alter the total available credit line to the Group and the mandatory repayment requirements. However, the refinancing did not have a significant impact on the amount allocated to WDAS-AM/FM.

                          INDEPENDENT AUDITORS' REPORT
                          ----------------------------


The Board of Directors
The Brown Organization:


We have audited the accompanying balance sheet of KKSF-FM/KDFC-FM and AM (A Division of The Brown Organization) as of December 31, 1995, and the related statements of operations and division equity and cash flows for the year then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of KKSF-FM/KDFC-FM and AM (A Division of The Brown Organization) as of December 31, 1995, and the results of its operations and its cash flows for the year then ended in conformity with generally accepted accounting principles.

                                             KPMG Peat Marwick LLP

Dallas, Texas
September 24, 1996

                            KKSF-FM/KDFC-FM AND AM
                     (A Division Of The Brown Organization)

                                 Balance Sheets

                             (Dollars in thousands)


                                          December 31,    June 30,
                 Assets                       1995          1996
                 ------                   -------------  -----------
                                                         (unaudited)

Current assets:
    Cash                                       $   131           --
    Accounts receivable, less
     allowance for doubtful
      accounts of $92 in 1995                    3,110        3,207
   Prepaid expenses and other                       77          125
                                               -------       ------
      Total current assets                       3,318        3,332
                                               -------       ------

Property and equipment, net (note 2)             2,434        2,212
Intangible assets, net (note 3)                 14,448       13,534
Other assets                                       106          102
                                               -------       ------
      Total assets                             $20,306       19,180
                                               =======       ======

   Liabilities and Division Equity
   -------------------------------

Current liabilities:
    Accounts payable                           $    57          112
    Accrued expenses                               963        1,261
                                               -------       ------
      Total current liabilities                  1,020        1,373

Intercompany payable to parent (note 4)          7,700        5,600

Other long-term liability (note 5)                 198          198

Division equity:
    Advances from parent                        11,746       11,973
    Accumulated deficit                           (358)          36
                                               -------       ------
       Total division equity                    11,388       12,009

Commitments and contingencies (note 5)
                                               -------       ------
       Total liabilities and
        division equity                        $20,306       19,180
                                               =======       ======

See accompanying notes to financial statements.

                            KKSF-FM/KDFC-FM AND AM
                     (A Division Of The Brown Organization)

                  Statements of Operations and Division Equity

                             (Dollars in thousands)

                                                           Six months
                                                              ended
                                           Year ended       June 30,
                                          December 31,   ---------------
                                              1995        1995    1996
                                          -------------  ------  -------
                                                          (unaudited)
Operating income:
    Gross revenues                             $13,739    6,290    7,741
     Less agency commissions                     1,773      835      979
                                               -------    -----   ------
       Net revenues                             11,966    5,455    6,762
                                               -------    -----   ------

Operating expenses:
    Station operating expenses,
     excluding depreciation and                  7,088    3,462    3,593
        amortization
     Participation agreement expense             1,405      628    1,364
     Depreciation and amortization               2,283    1,112    1,177
                                               -------    -----   ------
       Total operating expenses                 10,776    5,202    6,134
                                               -------    -----   ------
       Operating income                          1,190      253      628

Non-operating income (expenses):
    Intercompany interest expense                 (796)    (462)    (238)
     (note 4)
     Other, net                                     54       72        4
                                               -------    -----   ------
       Non-operating expense, net                 (742)    (390)    (234)
                                               -------    -----   ------
       Net income (loss)                           448     (137)     394

Division equity, beginning of period             8,025    8,025   11,388
Net investment by parent                         2,915    1,450      227
                                               -------    -----   ------
Division equity, end of period                 $11,388    9,338   12,009
                                               =======    =====   ======


See accompanying notes to financial statements.

                            KKSF-FM/KDFC-FM AND AM
                     (A Division Of The Brown Organization)

                            Statements of Cash Flows

                             (Dollars in thousands)

                                                            Six months
                                                              ended
                                           Year ended        June 30,
                                          December 31,   ----------------
                                              1995        1995     1996
                                          -------------  -------  -------
                                                           (unaudited)
Cash flows from operating activities:
    Net income (loss)                          $   448     (137)     394
     Adjustments to reconcile net
      income (loss) to
       net cash provided by
        operating activities:
       Depreciation and amortization             2,283    1,112    1,177
       Gain on sale of assets                      (38)     (38)      --
       Deferred compensation                        60       --       --
       Accrued intercompany interest               796      462      238
       Participation agreement                   1,405      628    1,364
        expense (note 5)
       Changes in assets and
        liabilities:
          Accounts receivable                     (684)    (256)     (97)
          Prepaid expenses and other                16      (88)     (48)
          Accounts payable and accrued
             expenses                               51      406      494
          Other                                     --       42       --
                                               -------   ------   ------
            Net cash provided by
               operating activities              4,337    2,131    3,522
                                               -------   ------   ------

Cash flows used in investing activities:
    Acquisition of property and                 (1,239)  (1,086)     (37)
     equipment
     Proceeds from sale of equipment                 5        5       --
                                               -------   ------   ------
            Net cash used in investing
               activities                       (1,234)  (1,081)     (37)
                                               -------   ------   ------

Cash flows used in financing activities:
    Advances to parent                          (3,300)  (1,300)  (3,475)
    Bank overdraft                                  --       --     (141)
                                               -------   ------   ------
            Net cash used in financing
               activities                       (3,300)  (1,300)  (3,616)

Decrease in cash                                  (197)    (250)    (131)
Cash at beginning of period                        328      328      131
                                               -------   ------   ------
Cash at end of period                          $   131       78       --
                                               =======   ======   ======

Noncash financing activities -
 intercompany note payable                     $ 5,543    2,893    2,338
                                               =======   ======   ======

See accompanying notes to financial statements.

                             KKSF-FM/KDFC-FM AND AM
                     (A Division Of The Brown Organization)

                         Notes to Financial Statements


(1)  Summary of Significant Accounting Policies
     ------------------------------------------

     (a)  Description of Business
          -----------------------

          KKSF-FM/KDFC-FM and AM (the "Division") is a division of The Brown Organization (the "Company"). The Division is the operator of radio stations KKSF-FM and KDFC-FM and AM. The accompanying financial statements reflect the assets and liabilities related to the Division's operations and do not include corporate management and administrative expenses.

     (b)  Property and Equipment
          ----------------------

          Property and equipment are stated at cost. Depreciation of property and equipment is computed using the straight-line method over the estimated useful lives of the assets. Repairs and maintenance are charged to expense when incurred.

     (c)  Intangible Assets
          -----------------

          The excess of the purchase price of the acquired radio stations over the fair value of the net tangible assets acquired is reflected in the accompanying financial statements as intangible assets. Intangible assets are amortized over the estimated useful lives ranging from 3 to 40 years.

          The Division continually evaluates the propriety of the carrying amount of goodwill and other intangible assets as well as the amortization period to determine whether current events or circumstances warrant adjustments to the carrying value and/or revised estimates of useful lives. This evaluation consists of the projection of undiscounted operating income before depreciation, amortization, nonrecurring charges and interest over the remaining amortization periods of the related intangible assets. The projections are based on a historical trend line of actual results since the acquisitions of the respective stations adjusted for expected changes in operating results. To the extent such projections indicate that undiscounted operating income is not expected to be adequate to recover the carrying amounts of the related intangible assets, such carrying amounts are written down by charges to expense. At this time, the Division believes that no significant impairment of goodwill and other intangible assets has occurred and that no reduction of the estimated useful lives is warranted.

     (d)  Barter Transactions
          -------------------

          The Division trades commercial air time for goods and services used principally for promotional sales and other business activities. Barter revenue is recognized when the commercials are broadcast. Barter expense is recognized when goods or services are received or used. Barter revenues and expenses were approximately $166,000 during the year ended December 31, 1995.

                                                                     (Continued)

                             KKSF-FM/KDFC-FM AND AM
                     (A Division Of The Brown Organization)

                         Notes to Financial Statements


     (e)  Revenue Recognition
          -------------------

          Revenue is derived primarily from the sale of commercial announcements to local and national advertisers. Revenue is recognized as commercials are broadcast.

     (f)  Disclosure of Certain Significant Risks and Uncertainties
          ---------------------------------------------------------

          The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that reflect the reported amounts of assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

          In the opinion of management, credit risk with respect to trade receivables is limited due to the large number of diversified customers and the geographic diversification of the Division's national revenue customer base. The Division performs ongoing credit evaluations of its customers and believes that adequate allowances for any uncollectible trade receivables are maintained. At December 31, 1995, no receivable from any customer exceeded 5% of Division equity and no customer accounted for more than 10% of net revenues in 1995.

     (g)  Fair Value of Financial Instruments
          -----------------------------------

          The carrying amount of cash, accounts receivable and accounts payable approximates fair value due to the short maturity of these instruments. As borrowings bear interest at current market rates, the carrying amount of the intercompany note payable approximates estimated fair value.

     (h)  Income Taxes
          ------------

          As the Company is an "S" Corporation, income taxes are the responsibility of its individual stockholders. Accordingly, no income tax expense or deferred income tax assets or liabilities are recognized in the accompanying financial statements.

     (i)  Interim Financial Information
          -----------------------------

          In the opinion of management, the unaudited interim financial information of the Division reflects all adjustments, consisting only of normal recurring accruals, necessary to present fairly the Division's financial position as of June 30, 1996 and the results of its operations and changes in division equity and its cash flows for the six month periods ended June 30, 1995 and 1996. The results of operations for the six month period ended June 30, 1996 is not necessarily indicative of the results to be expected for the full year. The unaudited financial information does not include all adjustments required by generally accepted accounting principles.

                                                                     (Continued)

                             KKSF-FM/KDFC-FM AND AM
                     (A Division Of The Brown Organization)

                         Notes to Financial Statements


(2)  Property and Equipment
     ----------------------

     Property and equipment is comprised of the following at December 31, 1995 (thousands of dollars):


Leasehold Improvements                          10 years        $   709
Broadcast equipment                            5-10 years         2,299
Furniture, fixtures and office equipment       3-10 years           746
Record library                                  7 years             148
Automobile                                      3 years              42
                                                                -------
                                                                  3,944
Less accumulated depreciation                                     1,510
                                                                -------
                                                                $ 2,434
                                                                =======

(3)  Intangible Assets
     -----------------

     Intangible assets is comprised of the following at December 31, 1995 (thousands of dollars):

                                                                     Net
                                                   Accumulated   unamortized
KKSF-FM Acquisition                        Cost    amortization    portion
- -------------------                       -------  ------------  -----------
FCC license (40 year life)                $ 4,500           961        3,539
Residual value (40 year life)                 533           117          416
Lease costs (approximately
 12-3/4 year life)                            900           611          289
Format and music research
 (approximately 9-1/4 year life)            6,320         5,471          849
                                          -------         -----      -------
          Total                            12,253         7,160        5,093
                                          -------         -----      -------

KDFC Acquisition
- ----------------

Covenant not to compete (5 year life)       3,000         1,250        1,750
Goodwill and going concern value (40
 year life)                                 2,245           117        2,128
Customer list (5  year life)                1,226           511          715
FCC license (40 y ear life)                 5,000           260        4,740
Contracts (3 year  life)                       72            50           22
                                          -------         -----      -------
          Total                            11,543         2,188        9,355
                                          -------         -----      -------
Total intangibles                         $23,796         9,348      $14,448
                                          =======         =====      =======

                                                                     (Continued)

                              KKSF-FM/KDFC-FM AND AM
                      (A Division Of The Brown Organization)

                          Notes to Financial Statements


(4)  Related Party Transactions
     --------------------------

     The Division is provided management and administrative services by personnel at the Company's headquarter's office located in Los Angeles, California and by the president of the Company's radio station operations. The cost of these services has not been charged to the Division's operations.

     The Division maintains an intercompany note payable with the Company that bears interest at a rate equivalent to the Company's rate on its bank borrowings (7.6% at December 31, 1995).

(5)  Commitments and Contingencies
     -----------------------------

     The Company, on behalf of the Division, entered into a time brokerage agreement whereby substantially all of the broadcast time of radio station KDFC-AM was sold to another broadcaster (the "Broadcaster") for a monthly fee of $41,667. The agreement is for a period of three years commencing October 5, 1995. The Broadcaster may extend the agreement an additional two years. The agreement may be terminated in the event the station is sold. The Broadcaster must be notified of the Company's intentions to sell and the price and terms of the proposed sale. The Broadcaster has the right to negotiate exclusively with the Company for sixty days following receipt of said notification.

     The Company has entered into an agreement with a key employee whereby said employee participates in the Division's appreciation of net assets through participation percentages. The key employee's percentage of participation is greater if he is employed by the Company at the time that the station is sold than if his employment is terminated prior to sale for reasons other than the employee's death or disability. The balance due to this employee is payable only upon the earlier of the termination of employment or sale of the radio station. The Company recognized approximately $1,405,000 in compensation expense related to this agreement during 1995.

     During 1989 the Company adopted a deferred compensation plan for the benefit of the radio stations' general managers. Compensation expense of $60,000 was recognized in 1995.

     The Company, on behalf of the Division, was lessee under noncancelable operating leases for studio space and transmitter sites. Rental expense was approximately $298,000 during 1995.

                                                                     (Continued)

                             KKSF-FM/KDFC-FM AND AM
                     (A Division Of The Brown Organization)

                         Notes to Financial Statements



     Future minimum lease payments under noncancelable operating leases as of December 31, 1995 are as follows (in thousands):


                        1996                           $  341
                        1997                              353
                        1998                              309
                        1999                              367
                        2000                              230
                                                       ------
                              Total                    $1,600
                                                       ======


                                      B-9